SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 15, 2012

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7676 Hazard Center Drive, Suite 1500
San Diego, California 92108
(Address of principal executive office)
Issuer's telephone number:  (619) 881-2800

Item 2.02  Results of Operations and Financial Condition

On May 15, 2012, Royale Energy released the attached press release reporting earnings for the quarter ended March 31, 2012.

Item 3.01  Notice of Failure to Satisfy a Continued Listing Standard

On May 14, 2012, the Company filed a Current Report on Form 8-K, noting that the Company had failed to maintain an audit committee comprised of at least three independent members of the Board of Directors, as required by NASDAQ Rule 5605(c)(2), since the retirement of one audit committee member on July 8, 2011.  The Company also announced that its Board of Directors had elected Gary Grinsfelder to the vacant audit committee post as of May 9, 2012, and had regained compliance Rule 5605(c)(2).

On May 15¸2012, the Company received a letter from NASDAQ, which acknowledged receipt of the Company’s notice of non-compliance with Rule 5605(c)(2), and which stated that the Company has regained compliance with the Rule and that NASDAQ has closed the matter.

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1  Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: May 16, 2012	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Co-President, Co-Chief Executive Officer and Chief Financial Officer